Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:
Joseph Cormier	Mark Root
Vice President, M&A and IR	Executive Director, Corporate Communications
703-218-8258	703-218-8397; cell: 571-259-1169
joe.cormier@mantech.com	mark.root@mantech.com

ManTech Reports 2006 Third Quarter Results

•	Revenue increased to $283.7 million in the third quarter, up 8.1% from the previous year

•	Revenue increased to $846.5 million for the three quarters ending September 30, up 17.7% from the previous year

•	Operating margin of 8.1% (or 8.6% before FAS123R expense) in the third quarter

•	Diluted EPS from continuing operations of $0.41 (or $0.43 before FAS123R expense) in the third quarter, up from $0.39 in the previous year

•	Record operating cash flow from continuing operations of $72.7 million in the third quarter based on receivable days sales outstanding of 65 days, down from 81 days in the second quarter

•	Record contract awards of $985 million in the third quarter

•	Total backlog increased to $2.71 billion in the third quarter, up 41.2% from the previous year

FAIRFAX, Virginia, November 2, 2006 – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Intelligence Community and the Departments of Defense, State, Homeland Security, and Justice; the Space Community; and other federal government customers, today announced results for the third quarter of 2006.

ManTech reported revenue of $283.7 million for the third quarter of 2006, up $21.3 million, or 8.1% on a total and organic basis, compared to $262.4 million for the same period in 2005. For the nine months ended September 30, 2006, ManTech reported revenue of $846.5 million, up 17.7% overall and 13.0% organically. The growth was primarily a result of the solid execution of the business strategy to focus on the high-end defense and intelligence markets in support of national security.

Operating income in the third quarter was $23.0 million (after a $1.3 million expense from FAS 123R), compared to $21.8 million for the same period in 2005. Net income from continuing operations in the third quarter was $13.8 million (after a $0.8 million after-tax expense from FAS 123R). Diluted earnings per share from continuing operations was $0.41.

Excluding the effect of FAS 123R, ManTech’s operating income in the third quarter 2006 was $24.4 million (8.6% of revenue), up $2.6 million, or 11.9%, compared to $21.8 million (8.3% of revenue) for the same period in 2005. Excluding the effect of FAS 123R, net income from continuing operations in the third quarter was $14.6 million, up 12.3%, compared to $13.0 million in the same period in 2005. Diluted EPS from continuing operations prior to the effect of FAS123R was $0.43 for the third quarter versus $0.39 for the same period last year.

On January 1, 2006, the Company adopted Financial Accounting Standards Board Statement No. 123R, which requires the Company to recognize share-based payment transactions as a compensation expense in its financial statements. Because our third quarter 2005 financial results do not include the effect of FAS 123R, the Company believes that providing our third quarter 2006 financial results excluding the effect of FAS 123R provides a better comparison with prior results. A reconciliation of GAAP results with results excluding the effect of FAS 123R is provided at the end of this press release.

“ManTech delivered another solid operating quarter highlighted by our exceptional cash flow and contract awards,” said George J. Pedersen, Chairman of the Board and CEO of ManTech International Corporation. “Given our national security positioning, we are focused on continuing to deliver solutions supporting the Global War on Terror.”

Record Contract Awards

ManTech had $985 million in contract awards for the quarter, including over $100 million in classified contracts. ManTech was awarded a $725 million subcontract from Computer Sciences Corporation in support of the U.S. Army’s Logistics Regional Support Centers (RSC), which continues ManTech’s existing work with this customer for the next five years.

“The RSC award was a very important win for ManTech. We have been supporting this customer for over a decade and this new contract continues our existing work well into the future,” said Robert A. Coleman, President and Chief Operating Officer, ManTech International Corporation.

Key Performance Metrics

Reported backlog as of September 30, 2006 was $2.71 billion and funded backlog was $504 million. Revenue from the Department of Defense, the Intelligence Community and Homeland Security related customers accounted for 95.1% of revenue for the third quarter of 2006. ManTech derived 64.0% of its revenue during the third quarter of 2006 from prime contracts. ManTech’s time and materials contracts accounted for 65.8% of revenue, fixed-price contracts accounted for 9.7% of revenue and cost-plus contracts accounted for 24.5% of revenue. The Company had exceptionally strong cash collections in the third quarter generating $72.7 million in operating cash flow from continuing operations based on receivable days sales outstanding of 65 days, down from 81 days in the second quarter.

GRS Acquisition

On October 5, 2006, ManTech completed the acquisition of GRS Solutions, Inc. (GRS). GRS, based in Falls Church and founded in 1998, is a rapidly growing provider of specialized technical, operational and analytical services to the Intelligence Community. GRS provides innovative analysis, technical management, program development, and program implementation services supporting the counter terrorism /counter intelligence mission around the world. Over 90 percent of GRS’ employees have high level clearances. GRS generated annual revenues for its fiscal year ended September 30, 2006 in excess of $10 million with robust operating margins.

Company Guidance

ManTech’s guidance for the fourth quarter and full year 2006 includes the addition of GRS Solutions, Inc. operating results in the fourth quarter 2006 but does not include any discontinued operations, future acquisitions or divestitures. The cost of stock options represents non-cash expenses that by themselves do not affect Company cash flows.

(Dollars in millions, except earnings per share amounts)

	4th Quarter 2006	Full Year 2006
Revenue	$285 – $300	$1,131 – $1,146
Diluted Earnings Per Share from Continuing Operations, exclusive of effect of FAS 123R expense	$0.43 – $0.45	$1.69 – $1.71
Effect of FAS 123R on diluted EPS	($0.02)	($0.09)
Diluted Earnings Per Share from Continuing Operations	$0.41 – $0.43	$1.60 – $1.62
Weighted Average Shares Outstanding	34.2 million	33.9 million

Conference Call:

ManTech executive management will hold a conference call today at 5 p.m. EST, to discuss third quarter 2006 results and answer questions. Interested parties may access the call by dialing (800) 819-9193 (domestic) or (913) 981-4911 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 9 p.m. today and will remain available through midnight, November 16. To access the replay, call (888) 203-1112 (domestic) or (719) 457-0820 (international). The confirmation code for the replay is 4179074. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the Departments of Defense, State, Homeland Security and Justice; the Space Community and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, technology and software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; provides the physical and cyber security to protect U.S. embassies all over the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and builds and maintains secure databases that track terrorists. The company operates in the United States and over 40 countries worldwide. In 2005, Red Herring magazine selected ManTech as one of its Small Cap 100 Companies; and in 2006, Business 2.0 magazine named ManTech one of its 100 Fastest Growing Technology Companies. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of

1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; uncertainties specifically related to discontinued operations, including our ability to sell or dispose of our MSM operations on terms that are favorable to us, or at all; adverse results of U.S. government audits of our government contracts; adverse effect of contract consolidation; adverse changes in our mix of contract types; risk of contract performance or termination; failure to obtain option awards, task orders or funding under contracts; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; risks associated with complex U.S. government procurement laws and regulations; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors “ in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2006, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	(unaudited)
	September 30, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$47,337	$5,662
Receivables—net	205,737	239,676
Prepaid expenses and other	13,799	7,393
Assets of operations held for sale	6,171	4,831

Total current assets	273,044	257,562

Property and equipment—net	12,746	11,713
Goodwill	227,747	227,747
Other intangibles—net	34,434	35,602
Employee supplemental savings plan assets	13,761	11,902
Other assets	10,030	11,459

TOTAL ASSETS	$571,762	$555,985

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$42	$42,502
Accounts payable and accrued expenses	61,233	57,933
Accrued salaries and related expenses	42,059	41,428
Deferred income taxes—current	—	663
Billings in excess of revenue earned	5,036	6,611
Liabilities of operations held for sale	3,833	4,978

Total current liabilities	112,203	154,115

Debt—net of current portion	—	21
Accrued retirement	15,397	13,054
Other long-term liabilities	3,295	3,282
Deferred income taxes—non-current	8,232	6,920

TOTAL LIABILITIES	139,127	177,392

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 18,619,453 and 18,016,328 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively.	186	180
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 15,063,593 and 15,065,293 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively.	151	151
Additional paid in capital	252,612	233,360
Retained earnings	181,685	144,903
Unearned ESOP shares	(2,033)	—
Accumulated other comprehensive income (loss)	34	(1)
Deferred compensation	640	640
Shares held in grantor trust	(640)	(640)

TOTAL STOCKHOLDERS’ EQUITY	432,635	378,593

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$571,762	$555,985

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands Except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
REVENUES	$283,695	$262,431	$846,466	$719,300
COST OF SERVICES	235,539	216,260	702,225	592,130

GROSS PROFIT	48,156	46,171	144,241	127,170

COSTS AND EXPENSES:
General and administrative	22,951	22,327	69,731	62,510
Depreciation and amortization	2,191	2,008	6,327	5,147

Total costs and expenses	25,142	24,335	76,058	67,657

INCOME FROM CONTINUING OPERATIONS	23,014	21,836	68,183	59,513
Interest (expense), net	(291)	(1,120)	(1,684)	(1,956)
Equity in earnings of affiliates	—	157	—	435
Gain (Loss) on disposal of an operation	—	—	—	3,698
Other income (expense), net	21	(52)	8	(228)

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	22,744	20,821	66,507	61,462
Provision for income taxes	(8,962)	(7,833)	(26,204)	(24,085)
Minority interest	—	(3)	—	(9)

INCOME FROM CONTINUING OPERATIONS—net of taxes	13,782	12,985	40,303	37,368
(Loss) from discontinued operations—net of taxes	(1,092)	(1,298)	(3,521)	(3,612)

NET INCOME	$12,690	$11,687	$36,782	$33,756

BASIC EARNINGS (LOSS) PER SHARE:
Income from continuing operations—net of taxes	$0.41	$0.39	$1.21	$1.14
(Loss) from discontinued operations—net of taxes	(0.03)	(0.04)	(0.11)	(0.11)

Basic earnings per share	$0.38	$0.35	$1.10	$1.03

Weighted average common shares outstanding	33,598,476	32,955,258	33,389,961	32,753,215

DILUTED EARNINGS (LOSS) PER SHARE:
Income from continuing operations—net of taxes	$0.41	$0.39	$1.19	$1.12
(Loss) from discontinued operations—net of taxes	(0.04)	(0.04)	(0.10)	(0.10)

Diluted earnings per share	$0.37	$0.35	$1.09	$1.02

Weighted average common shares outstanding	33,969,810	33,477,813	33,808,125	33,221,562

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	(unaudited)
	Nine months ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$36,782	$33,756
Adjustments to reconcile net income to net cash used in operating activities:
Equity in earnings of affiliates	—	(435)
Decrease in deferred income taxes	(2,278)	(2,210)
Stock-based compensation	4,095	18
Tax benefit from the exercise of stock options for 2005	—	1,872
Depreciation and amortization	7,259	6,357
Gain on disposal of an operation	—	(3,698)
Loss from discontinued operations	3,521	3,612
Changes in assets and liabilities-net of effects from acquired, disposed, and discontinued businesses:
Receivables—net	33,939	(23,587)
Prepaid expenses and other	(3,478)	277
Accounts payable and accrued expenses	3,300	2,940
Accrued salaries and related expenses	631	1,220
Billings in excess of revenue earned	(1,575)	3,385
Accrued retirement	2,343	(1,100)
Dividends from Vosper-Mantech Limited	—	357
Other	(1,513)	1,108

Net cash flows from continuing operations	83,026	23,872
Net cash flows from discontinued operations	(5,881)	14,137

Net cash flows from operating activities	77,145	38,009

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,582)	(5,198)
Investment in capitalized software for internal use	(2,126)	(1,617)
Acquisition of businesses, net of cash acquired	—	(106,638)
Proceeds from disposal of an operation	—	7,000

Net investing cash flows from continuing operations	(5,708)	(106,453)
Net investing cash flows from discontinued operations	(125)	(355)

Net cash flows from investing activities	(5,833)	(106,808)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	10,255	9,201
Tax benefit from the exercise of stock options for 2006	2,589	—
Repayment of debt	(79)	(60)
Net (decrease) increase in borrowings under line of credit	(42,402)	50,000

Net cash flows from financing activities	(29,637)	59,141

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	41,675	(9,658)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,662	22,946

CASH AND CASH EQUIVALENTS, END OF PERIOD	$47,337	$13,288

MANTECH INTERNATIONAL CORPORATION

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in Thousands Except Per Share Date)

The company has presented net income, as adjusted, to reflect the impact that the adoption of 123[R] had on the Company’s earnings per share. Management believes that these non-GAAP financial measures provide investors useful information as they facilitate the comparison of current performance to prior performance. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Three months ended September 30, 2006			Nine months ended September 30, 2006
	As Reported	Adjustments	Pro Forma	As Reported	Adjustments	Pro Forma
	(unaudited)			(unaudited)
REVENUES	283,695		283,695	846,466		846,466
COST OF SALES	235,539		235,539	702,225		702,225

GROSS PROFIT	48,156		48,156	144,241		144,241

General and Administrative	22,951	(1,347)	21,604	69,731	(4,007)	65,724	(1)
Depreciation and amortization	2,191		2,191	6,327		6,327

Total costs and expenses	25,142	(1,347)	23,795	76,058	(4,007)	72,051

INCOME FROM CONTINUING OPERATIONS	23,014	1,347	24,361	68,183	4,007	72,190
Interest (expense), net	(291)		(291)	(1,684)		(1,684)
Other income (expense), net	21		21	8		8

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	22,744	1,347	24,091	66,507	4,007	70,514
Provision for income taxes	(8,962)	(531)	(9,493)	(26,204)	(1,579)	(27,783	)(2)

INCOME FROM CONTINUING OPERATIONS-net of taxes	13,782	816	14,598	40,303	2,428	42,731
(Loss) from discontinued operations-net of taxes	(1,092)		(1,092)	(3,521)		(3,521)

NET INCOME	12,690	816	13,506	36,782	2,428	39,210

BASIC EARNINGS (LOSS) PER SHARE:
Income from continuing operations-net of taxes	0.41	0.02	0.43	1.21	0.07	1.28
(Loss) from discontinued operations-net of taxes	(0.03)		(0.03)	(0.11)		(0.11)

Basic earnings per share	0.38	0.02	0.40	1.10	0.07	1.17

DILUTED EARNINGS (LOSS) PER SHARE:
Income from continuing operations-net of taxes	0.41	0.02	0.43	1.19	0.06	1.25
(Loss) from discontinued operations-net of taxes	(0.04)		(0.04)	(0.10)		(0.10)

Diluted earnings per share	0.37	0.02	0.39	1.09	0.06	1.15

Weighted average common shares:
-Basic	33,598,476		33,598,476	33,389,961		33,389,961
-Diluted	33,969,810	326,368	34,296,178	33,808,125	348,285	34,156,410

(1)	Adjusted to eliminate the FAS 123R stock compensation expense resulting from the adoption of FAS 123R on January 1, 2006.
(2)	Adjusted to eliminate the tax effect of the adjustment in Note 1 at an effective tax rate of 39.4%

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